Exhibit 99.1

Quality Distribution, Inc. Announces Management Changes

TAMPA, FL – July 19, 2010 – Quality Distribution, Inc. (NASDAQ: QLTY) (“Quality”) announced the promotion of Stephen R. Attwood to President and Chief Operating Officer and the appointment of Joseph J. Troy as Executive Vice President and Chief Financial Officer, effective August 2, 2010.

“I am very pleased to have the opportunity to broaden Steve’s role,” said Gary R. Enzor, Chief Executive Officer. “In the past two years, Steve has done a tremendous job leading the successful restructuring of our business to capitalize on the advantages of our asset-light business model. Going forward, Steve will devote his efforts to emerging growth opportunities, with a continued emphasis on maximizing financial returns and improving the operational performance of our core chemical transportation business.”

Enzor added, “I also am delighted to welcome Joe Troy as a member of our leadership team. Joe brings over 25 years of financial experience with particular expertise in capital markets, mergers and acquisitions and overall financial management. In addition to being a proven CFO with publicly traded Walter Industries, Inc. (predecessor to Walter Energy, Inc.), Joe also led one of Walter’s principal business segments. His skills will be invaluable as we focus on optimizing our capital structure, leveraging our strong cash flow, growing our business, and communicating with the investment community. With Steve in his new role and Joe on board, we will be in an excellent position to deliver greater value to our customers, employees, and shareholders.”

Headquartered in Tampa, Florida, Quality, through its subsidiaries, Quality Carriers, Inc. and Boasso America Corporation, and through its affiliates and independent owner-operators, provides bulk transportation and related services. Quality is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

Quality Distribution, Inc.’s common stock trades on the NASDAQ Global Market under the symbol “QLTY.” For further information about Quality, visit the company’s website at www.qualitydistribution.com.

This press release may contain certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, additional risks and uncertainties regarding forward-looking statements include the effect of local and national economic, credit and capital market conditions on the economy in general, and on the particular industries in which we operate; turmoil in credit and capital markets; access to available and reasonable financing on a timely basis; availability and price of diesel fuel; adverse weather conditions; competition and rate fluctuations; our substantial leverage and restrictions contained in our debt arrangements and interest rate fluctuations in our floating rate indebtedness; the cyclical nature of the transportation industry due to various economic factors such as excess capacity in the industry; potential disruption at U.S. ports of entry; our substantial dependence on affiliates and independent owner-operators and our ability to attract and retain drivers; the loss of one or more of our major customers or a material reduction in the services we perform for such customers; our ability to effectively manage terminal operations that are converted from company-operated to affiliate; changes in future, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry; our ability to comply with current and future environmental regulations and the increasing costs relating to environmental compliance including those related to the control of greenhouse gas emissions such as market-based (cap and trade) mechanisms; our liability as a self-insurer to the extent of our deductibles, as well as our ability or inability to reduce our claims exposure through insurance due to changing conditions and pricing in the insurance marketplace; the cost of complying with existing and future anti-terrorism security measures enacted by federal, state and municipal authorities; the potential loss of our ability to use net operating losses to offset future income; increased unionization, which could increase our operating costs or constrain operating flexibility; changes in senior management; our ability to successfully manage workforce restructurings; our ability to successfully identify acquisition opportunities, consummate such acquisitions and integrate acquired businesses; potential future impairment charges; changes in planned or actual capital expenditures due to operating needs, changes in regulation, covenants in our debt arrangements and other expenses, including interest expenses; and the interests of our largest shareholder may conflict with your interests. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Quality Distribution, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q, as well as other reports filed with the Securities and Exchange Commission. Quality disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

Contact:	Stephen R. Attwood
Senior Vice President and Chief Financial Officer
800-282-2031 ext. 7129